Exhibit 10.2
TERMS AND CONDITIONS

Participant Name:
Grant Name:
Issue Date:	February xx, 2010
Expiry Date:	February xx, 2015
Grant Price:
Total Number of Options with TSARs:
THIS OPTION AND TANDEM STOCK APPRECIATION RIGHTS AGREEMENT is made between Cenovus Energy Inc. (the “Corporation”) and the Participant listed above (the “Participant”), an eligible employee of the Corporation or one of its Related Corporations.
WHEREAS the Corporation has established a Key Employee Stock Option Plan (the “Plan”) for employees of the Corporation and its Related Corporations (the “Affiliated Entities” or, individually, an “Affiliated Entity”);
AND WHEREAS the Board of Directors of the Corporation (the “Board”) and the Committee have approved the grant to the Participant under the Plan of an option to purchase the number of Shares set out above, upon and subject to the terms of the Plan and the terms and conditions hereinafter set forth (collectively, the “Options” and individually, an “Option”);
NOW THEREFORE in consideration of other good and valuable consideration and the sum of one dollar ($1.00) now paid to the Corporation (the receipt whereof by the Corporation is hereby acknowledged) it is agreed by and between the parties hereto as follows:
1. DEFINITIONS
In this Agreement, the capitalized terms shall have the meanings set forth in Schedule “A” hereto. “Issue Date” as stated above means the “Date of Grant” as used in this Agreement.
2. GRANT OF OPTIONS AND STOCK APPRECIATION RIGHTS
In accordance with the Plan, and subject to the terms and conditions herein, the Corporation hereby grants to the Participant the Options. Each Option granted to the Participant hereunder shall entitle the Participant to acquire one Share, in accordance with the terms and conditions hereof. Each Option granted to the Participant hereunder shall have a Tandem Stock Appreciation Right (“TSAR”) associated with it. Except as otherwise noted herein, each associated TSAR shall be subject to the same terms and conditions as the related Option.
The Participant hereby acknowledges that nothing in this Agreement shall be construed to require the Corporation to grant an additional option or options beyond the Options granted hereunder. The grant of an additional option by the Corporation shall, in each case, constitute a new and separate agreement between the Participant and the Corporation in respect of such additional option.
3. EVIDENCE OF GRANT
This Agreement shall evidence the grant by the Corporation to the Participant of the Options effective as of the Date of Grant.
4. CLASSIFICATION OF OPTIONS
The Options granted to the Participant hereunder are classified as follows:

(a)	One-third of the Options shall constitute “Time-Based Options”;

(b)	One-third of the Options shall constitute “Performance Options”; and

(c)	One-third of the Options shall constitute “Bonus Options”.
5. VESTING OF OPTIONS
(a)	Subject to Section 5(b) and Sections 6 to 12, the Options shall vest in the Participant and become Vested Options as follows:
(i)	in respect of the Time-Based Options:
(A)	30 percent of the Time-Based Options shall vest on the first Anniversary Date;

(B)	an additional 30 percent of the Time-Based Options shall vest on the second Anniversary Date; and

(C)	an additional 40 percent of the Time-Based Options shall vest on the third Anniversary Date;
(ii)	in respect of the Performance Options:
(A)	a number of Performance Options shall vest on the later of the first Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the First Performance Period equal to:
1.	where the Achieved Performance Criteria for the First Performance Period is equal to or less than the Minimum Performance Critieria, nil;

2.	where the Achieved Performance Criteria for the First Performance Period is greater than the Minimum Performance Critieria but is less than the Median Performance Criteria, the amount calculated in accordance with the following formula: 30 percent of the Performance Options X (Achieved Performance Criteria — Minimum Performance Critieria);

3.	where the Achieved Performance Criteria for the First Performance Period is equal to or greater than the Median Performance Critieria, 30 percent of the Performance Options;
(B)	an additional number of Performance Options shall vest on the later of the second Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the Second Performance Period equal to:
1.	where the Achieved Performance Criteria for the Second Performance Period is equal to or less than the Minimum Performance Criteria, nil;

2.	where the Achieved Performance Criteria for the Second Performance Period is greater than the Minimum Performance Critieria but is less than the Median Performance Critieria, the amount calculated in accordance with the following formula: 30 percent of the Performance Options X (Achieved Performance Criteria — Minimum Performance Criteria);

3.	where the Achieved Performance Criteria for the Second Performance Period is equal to or greater than the Median Performance Criteria, 30 percent of the Performance Options;

(C)	an additional number of Performance Options shall vest on the later of the third Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the Third Performance Period equal to:
1.	where the Achieved Performance Criteria for the Third Performance Period is equal to or less than the Minimum Performance Criteria, nil;

2.	where the Achieved Performance Criteria for the Third Performance Period is greater than the Minimum Performance Criteria but is less than the Median Performance Criteria, the amount calculated in accordance with the following formula: 40 percent of the Performance Options X (Achieved Performance Criteria — Minimum Performance Criteria);

3.	where the Achieved Performance Criteria for the Third Performance Period is equal to or greater than the Median Performance Criteria, 40 percent of the Performance Options;
(iii)	in respect of the Bonus Options:
(A)	a number of Bonus Options shall vest on the later of the first Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the First Performance Period equal to:
1.	where the Achieved Performance Criteria for the First Performance Period is equal to or less than the Median Performance Criteria, nil;

2.	where the Achieved Performance Criteria for the First Performance Period is greater than the Median Performance Criteria but is less than the Maximum Performance Criteria, the amount calculated in accordance with the following formula: 30 percent of the Bonus Options X (Achieved Performance Criteria — Median Performance Criteria);

3.	where the Achieved Performance Criteria for the First Performance Period is equal to or greater than the Maximum Performance Criteria, 30 percent of the Bonus Options;
(B)	an additional number of Bonus Options shall vest on the later of the second Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the Second Performance Period equal to:
1.	where the Achieved Performance Criteria for the Second Performance Period is equal to or less than the Median Performance Criteria, nil;

2.	where the Achieved Performance Criteria for the Second Performance Period is greater than the Median Performance Criteria but is less than the Maximum Performance Criteria, the amount calculated in accordance with the following formula: 30 percent of the Bonus Options X (Achieved Performance Criteria — Median Performance Criteria);

3.	where the Achieved Performance Criteria for the Second Performance Period is equal to or greater than the Maximum Performance Criteria, 30 percent of the Bonus Options;
(C)	an additional number of Bonus Options shall vest on the later of the third Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the Third Performance Period equal to:

1.	where the Achieved Performance Criteria for the Third Performance Period is equal to or less than the Median Performance Criteria, nil;

2.	where the Achieved Performance Criteria for the Third Performance Period is greater than the Median Performance Criteria but is less than the Maximum Performance Criteria, the amount calculated in accordance with the following formula: 40 percent of the Bonus Options X (Achieved Performance Criteria — Median Performance Criteria);

3.	where the Achieved Performance Criteria for the Third Performance Period is equal to or greater than the Maximum Performance Criteria, 40 percent of the Bonus Options.
(b)	Upon application of the vesting conditions in Section 5(a), the number of Time-Based Options, Performance Options, or Bonus Options, as applicable, that shall become Vested Options shall be determined by rounding the result up to the nearest whole number of Time-Based Options, Performance Options, or Bonus Options, as applicable, to a maximum of the total number of Options granted under this Agreement. No fractional Options shall become Vested Options and no cash or other compensation shall be paid to the Participant at any time in lieu of any fractional Options.

(c)	Subject to Sections 6 to 12, the Participant shall be entitled to exercise or surrender all or any number of the Vested Options, in accordance with Section 14, during the period extending from the Vesting Date of such Vested Option pursuant to Section 5(a) to the Expiry Date or such earlier termination date of the Vested Option as provided herein.

(d)	As an alternative to the exercise of a Vested Option, the Participant is eligible to surrender any Vested Option pursuant to an associated TSAR, in accordance with Section 14 hereof. Upon the Participant surrendering to the Corporation the Vested Options to purchase a specified number of Shares, the Participant shall receive a cash payment equal to the Appreciated Value multiplied by the number of Vested Options surrendered, less required applicable statutory and other withholdings. Thereafter, for greater certainty, such number of Vested Options so surrendered with respect to such specified number of Shares shall be cancelled and terminated and the Participant will have no further right, title or interest in such surrendered Vested Options.
6. TERMINATION OF EMPLOYMENT
(a)	Upon the occurrence of a Termination of Employment, the Participant shall be entitled to exercise or surrender any Vested Options during the Termination Exercise Period, but only to the extent that such Vested Options have become Vested Options pursuant to Section 5(a) on or prior to the Date Employment Ceases.

(b)	For greater certainty, notwithstanding Section 5(a), Options which do not become Vested Options on or prior to the Date Employment Ceases shall not thereafter become Vested Options.
7. RETIREMENT OF PARTICIPANT
(a)	In the event the Participant ceases to be an employee of the Corporation or an Affiliated Entity by reason of the Participant’s Retirement on a date that is prior to the date that the Participant attains the age of 60 years, then:
(i)	the Participant shall be entitled to exercise or surrender any Vested Options during the Retirement Exercise Period, but only to the extent that such Vested Options have become Vested Options pursuant to Section 5(a) on or prior to the date of the Participant’s Date of Retirement, as applicable; and

(ii)	notwithstanding Section 5(a), Options which do not become Vested Options on or prior to the date of the Participant’s Date of Retirement, as applicable, shall not thereafter become Vested Options.
(b)	In the event the Participant ceases to be an employee of the Corporation or an Affiliated Entity by reason of the Participant’s Retirement on a date that occurs on or after the date the Participant attains the age of 60 years but before the date that the Participant attains the age of 65 years, then:
(i)	Time-Based Options shall continue to be and become Vested Options in accordance with the provisions of Section 5(a)(i) and the Participant shall be entitled to exercise or surrender any Time-Based Options which become Vested Options until the Expiry Date; and

(ii)	Performance Options and Bonus Options shall continue to be and become Vested Options in accordance with the provisions of Sections 5(a)(ii) and 5(a)(iii), respectively, and the Participant shall be entitled to exercise or surrender any Performance Options or Bonus Options which become Vested Options until the Expiry Date;
(c)	In the event the Participant ceases to be an employee of the Corporation or an Affiliated Entity by reason of the Participant’s Retirement on a date that occurs on or after the date the Participant attains the age of 65 years, then:
(i)	the Participant shall be entitled, during the period extending from the Participant’s Date of Retirement, as applicable, to the Expiry Date, to exercise or surrender, in full or in part, any unexercised Time-Based Option (irrespective of whether such Option has become a Vested Option in accordance with Section 5(a)(i)); and

(ii)	Performance Options and Bonus Options shall continue to be and become Vested Options in accordance with the provisions of Sections 5(a)(ii) and 5(a)(iii), respectively, and the Participant shall be entitled to exercise or surrender any Performance Options or Bonus Options which become Vested Options until the Expiry Date.
8. DEATH OF PARTICIPANT
In the event the Participant ceases to be an Employee of the Corporation or an Affiliated Entity by reason of the Participant’s death:
(i)	the Participant’s estate shall be entitled, during the period extending from the Participant’s date of death to the Expiry Date, to exercise or surrender, in full or in part, any Vested Options; and

(ii)	Time-Based, Performance and Bonus Options shall continue to be and become Vested Options in accordance with the provisions of Section 5(a) during the period extending from the Participant’s date of death to the date that is 12 months from the Participant’s date of death and the Participant’s estate shall be entitled to exercise or surrender, in full or in part, the Time-Based, Performance and Bonus Options which become Vested Options, to the Expiry Date.
9. DISABILITY OF PARTICIPANT
In the event of the Participant’s Short-Term Disability or Long-Term Disability, Options shall continue to be and become Vested Options in accordance with the provisions of Section 5(a) and the Participant shall be entitled to exercise or surrender any Vested Options during the period of such Short-Term Disability or Long-Term Disability and thereafter, unless there occurs a Termination of Employment during such period, in which case the provisions of Section 6 shall apply, or unless the Participant’s Retirement or death occurs during such period, in which case the provisions of Section 7 or Section 8 respectively shall apply.

10. LEAVES OF ABSENCE and FAMILY LEAVE
(a)	In the event the Participant is on a Paid Leave of Absence or is on Family Leave, Options shall continue to be and become Vested Options in accordance with the provisions of Section 5(a) and the Participant shall be entitled to exercise or surrender any Vested Options during the period of such Paid Leave of Absence or Family Leave and thereafter, unless there occurs a Termination of Employment during such period, in which case the provisions of Section 6 shall apply, or unless the Participant’s Retirement or death occurs during such period, in which case the provisions of Section 7 or Section 8 respectively shall apply.

(b)	In the event the Participant is on an Unpaid Leave of Absence:
(i)	Options shall continue to be and become Vested Options in accordance with the provisions of Section 5(a) during the period commencing on the Date of Unpaid Leave of Absence and ending on the 31st calendar day following the Date of Unpaid Leave of Absence, unless there occurs a Termination of Employment during such period, in which case the provisions of Section 6 shall apply, or unless the Participant’s Retirement or death occurs during such period, in which case the provisions of Section 7 or Section 8 respectively shall apply;

(ii)	notwithstanding Section 5(a), Options which do not become Vested Options on or prior to the 31st calendar day following the Date of Unpaid Leave of Absence shall not become Vested Options during the balance of the Participant’s Unpaid Leave of Absence, unless the Participant’s Retirement or death occurs during such period, in which case the provisions of Section 7 or Section 8 respectively shall apply;

(iii)	notwithstanding Section 5(a), Options which do not become Vested Options on or prior to the 31st calendar day following the Date of Unpaid Leave of Absence shall become Vested Options on the Participant’s Return to Service Date, but only to the extent that such Options would have become Vested Options pursuant to Section 5(a) on or prior to the Return to Service Date if the period of Unpaid Leave of Absence had not occurred and provided that the Return to Service Date occurs prior to the Expiry Date;

(iv)	in the event that the Participant’s Return to Service Date occurs prior to the Expiry Date, any Options which did not become Vested Options on or prior to the 31st calendar day following the Date of Unpaid Leave of Absence or pursuant to Section 10(b)(iii) shall become Vested Options solely in accordance with the provisions of Section 5(a); and

(v)	from the Date of Unpaid Leave of Absence until the Expiry Date, the Participant shall be entitled to exercise or surrender any Vested Options which become Vested Options in accordance with the provisions hereof, unless there occurs a Termination of Employment during such period of Unpaid Leave of Absence, in which case the provisions of Section 6 shall apply, or unless the Participant’s Retirement or death occurs during such period, in which case the provisions of Section 7 or Section 8 respectively shall apply.
11. FORFEITURE AND TERMINATION OF OPTIONS
(a)	Subject to the passing by the Committee or the Board of a resolution pursuant to Sections 12(a) or 12(b), a Performance Option which does not become a Vested Option by a Vesting Date contemplated in Section 5(a)(ii) as a result of the Achieved Performance Criteria for the particular Performance Period being less than the Median Performance Criteria shall be forfeited by the Participant and shall terminate on the day that would otherwise be the Vesting Date for such Performance Option and, thereafter, the Participant will have no further right, title or interest in such Performance Option.

(b)	Subject to the passing by the Committee or the Board of a resolution pursuant to Sections 12(a) or 12(b), a Bonus Option which does not become a Vested Option by a Vesting Date contemplated in Section 5(a)(iii) as a result of the Achieved Performance Criteria for the particular Performance Period being less than the Maximum Performance Criteria shall be forfeited by the Participant and shall terminate on the day that would otherwise be the Vesting Date for such Bonus Option and, thereafter, the Participant will have no further right, title or interest in such Bonus Option.

(c)	Unless previously forfeited in accordance with the provisions hereof, upon the occurrence of a Termination of Employment, Options which have not become Vested Options on or prior to the Date Employment Ceases shall be forfeited by the Participant and shall terminate on the Date Employment Ceases and, thereafter, the Participant will have no further right, title or interest in such Options.

(d)	Upon the occurrence of a Termination of Employment, Vested Options which are not exercised or surrendered by the end of the Termination Exercise Period shall be forfeited by the Participant and shall terminate on the last day of the Termination Exercise Period and, thereafter, the Participant will have no further right, title or interest in such Vested Options.

(e)	Where the Participant ceases to be an employee of the Corporation or an Affiliated Entity by reason of the Participant’s Retirement on a date that is prior to the date that the Participant attains the age of 60 years, unless previously forfeited in accordance with the provisions hereof, Options which have not become Vested Options on or prior to the Date of Retirement, as applicable, shall be forfeited by the Participant and shall terminate on the Date of Retirement, as applicable, and, thereafter, the Participant will have no further right, title or interest in such Options.

(f)	Where the Participant ceases to be an employee of the Corporation or an Affiliated Entity by reason of the Participant’s Retirement on a date that is prior to the date that the Participant attains the age of 60 years, Vested Options which are not exercised or surrendered by the end of the Retirement Exercise Period shall be forfeited by the Participant and shall terminate on the last day of the Retirement Exercise Period and, thereafter, the Participant will have no further right, title or interest in such Vested Options.

(g)	Where the Participant ceases to be an employee of the Corporation by reason of the Participant’s death, Options which have not become Vested Options during the period extending from the Participant’s date of death to the date that is 12 months from the Participant’s date of death shall be forfeited by the Participant and shall terminate on the date of death and thereafter the Participant’s estate will have no further right, title or interest in such Options.

(h)	On the Expiry Date, all Options which have not been exercised or surrendered or otherwise terminated pursuant to the provisions hereof shall expire and be of no further force or effect whatsoever.

(i)	After the occurrence of any of the events in Sections 11(a) — (h), this Agreement shall terminate and be of no further force or effect whatsoever with respect to those Options which have been forfeited and terminated or have expired and the Participant shall have no cause of action nor make any claim against the Corporation or any Affiliated Entity for damages or for loss of opportunity arising from the forfeiture and termination or expiry of such Options or the termination of this Agreement insofar as it relates to such Options pursuant to this Section 11.
12. EARLY EXERCISE AND ACCELERATED VESTING
(a)	Notwithstanding any other provision of this Agreement, prior to the date on which a Performance Period in respect of a particular Performance Option or Bonus Option ends, the

Committee or the Board may pass a resolution which extends such Performance Period, provided that no such extension shall be past the Expiry Date.

(b)	Notwithstanding any other provision of this Agreement, the Committee or the Board may, at any time prior to the Vesting Date of a particular Performance Option or Bonus Option, pass a resolution which waives, in whole or in part, the requirements of Sections 5(a)(ii) and 5(a)(iii) that there be a specified Achieved Performance Criteria prior to a Performance Option or Bonus Option becoming a Vested Option.
(c)	Notwithstanding any other provision of this Agreement, but subject to Section 12(d), the Committee or the Board may pass a resolution which accelerates the vesting of an Option and which permits the Participant to exercise or surrender in full or in part any unexercised Option, whether or not the Option has otherwise become a Vested Option, at such time or times and/or in such manner following the passing of such resolution as is specified in the resolution, which resolution may be passed for any reason as determined by the Committee or the Board which, in the sole opinion of the Committee or the Board, warrants altering the provisions pursuant to which an Option vests or is exercisable or can be surrendered, including, without limitation, in respect of Bonus Options, upon the occurrence of a Change in Control, including a Take-Over Bid which would, if successful, result in a Change in Control, and may provide in such resolution that the provisions of Section 11(d)(ii) shall apply, mutatis mutandis, in respect of that portion of the Bonus Options in respect of which such resolution has been passed.
(d)	(i)	notwithstanding any other provision of this Agreement but subject to Section 12(d)(ii), upon the occurrence of a Change in Control, the Participant shall be entitled, on the date of the Change in Control, to exercise or surrender in full or in part any unexercised Time-Based Option and Performance Option (irrespective of whether such Time-Based Option or Performance Option has become a Vested Option in accordance with Section 5(a)(i) or (ii) as applicable) until the Expiry Date.
(ii)	if a “take-over bid” (within the meaning of applicable securities legislation) made by any person for the voting securities of the Corporation (a “Take-over Bid”) would, if successful, result in a Change in Control, then:
(A)	the Corporation will promptly notify the Participant of the Take-over Bid and the Participant’s rights under this Section 12(d);

(B)	vesting of all Time-Based Options and Performance Options that have not yet become Vested Options pursuant to Section 5(a)(i) and (ii) at the time a formal Take-over Bid offer has been made will be accelerated so as to be and become Vested Options (irrespective of whether such Time-Based Options or Performance Options have become Vested Options in accordance with Section 5(a)(i) or (ii) as applicable) on the date the formal Take-over Bid offer is made;

(C)	the Participant shall be entitled to exercise, in full or in part, the Time-Based Options and Performance Options in the manner set out in this Agreement, with any necessary modifications (or such other manner as may be prescribed by the Committee or the Board including, but not limited to, a form of cashless exercise), during the period ending on the earlier of the expiration of the Take-over Bid and the Expiry Date, for the purpose of tendering the Shares acquired pursuant to the exercise of the Time-Based Options or Performance Options to the Take-over Bid;

(D)	the Participant shall be entitled to deal with the Time-Based Options and Performance Options in such other manner (in addition to the exercise set out in paragraph 12(d)(ii)(C)) as may be prescribed by the Committee or the Board, in its discretion; and

(E)	if the Shares acquired pursuant to the exercise of the Time-Based Options and Performance Options are not deposited by the Participant pursuant to the Take-over Bid or, if deposited, are subsequently withdrawn by the Participant or not all taken up and paid for by the offeror or if the offeror fails to take-up and pay for the Shares pursuant to the terms of the Take-over Bid or if the Take-over Bid fails to close for any other reason, then the Participant shall promptly return such Shares (or the portion that are not taken up and paid for) to the Corporation for cancellation. Such Shares shall be deemed not to have been issued and the related Time-Based Options and Performance Options shall be deemed not to have been exercised, and the Corporation shall refund to the Participant, if applicable, the aggregate Exercise Price for the Time-Based Options and Performance Options. In such event, Time-Based Options and Performance Options will become Vested Time-Based Options and Vested Performance Options solely in accordance with Section 5(a)(i) and (ii) as applicable, and any other action by the Participant permitted in accordance with Section 12(d)(ii)(D) shall be deemed not to have occurred.
13. EFFECTS OF ALTERATION OF SHARE CAPITAL
In the event of any change in the Shares by reason of any stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, equitable adjustments may be made in the number of Options, the type of shares or securities subject to the Options, the Exercise Price and the formula for determining the cash payable upon the surrender of Options pursuant to associated TSARs. The Committee shall determine which adjustments shall be made in any such event in its sole discretion and its determination shall be conclusive and binding for all purposes of this Agreement; provided that such adjustments shall not result in any adverse Canadian or United States federal income tax consequences.
14. METHOD OF EXERCISE OR SURRENDER OF OPTIONS
Any Vested Option may be exercised or surrendered by the Participant or, after death or incapacitation, by the Participant’s duly appointed legal guardian or legal personal representative, in a manner prescribed by the Corporation from time to time as published on the Corporation’s internal employee website or otherwise communicated in writing to the Participant from time to time.
15. OBLIGATIONS OF THE PARTICIPANT
Nothing contained in this Agreement or done pursuant to this Agreement shall oblige the Participant to purchase and pay for any Shares except those Shares underlying the Options that the Participant has exercised in the manner provided in this Agreement.
The Participant agrees and acknowledges (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all Corporation Policies applicable to the Participant in connection with the Plan. Such Applicable Law and Corporation Policies shall include, without limitation, those governing “insiders” or “reporting issuers” as those terms are construed for the purposes of applicable securities laws, regulations, and rules.
16. SUBJECT TO APPLICABLE LAW
The grant of any Option hereunder and the obligation to make any payment (including the delivery of Shares) in respect of any Option is subject to compliance with Applicable Law. As a condition of participating in the Plan, each Participant agrees to comply with all such Applicable Law and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law.

17. WITHHOLDINGS
The Corporation or any Affiliated Entity may withhold or cause to be withheld from any amount payable to a Participant, either under the Plan or this Agreement, or otherwise, such amount as may be necessary so as to ensure that the Corporation or any Affiliated Entity, as applicable, will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant.
The Participant acknowledges that all taxes which may be payable by the Participant as a result of the granting, exercise, or surrender of the Options are the Participant’s sole responsibility and that it is the Participant’s duty and responsibility to comply with all provisions of the law in relation to the reporting of the acquisition or exercise or surrender of the Options and the trading of any Shares issued pursuant to this Agreement.
18. NO AGREEMENT TO EMPLOY
Nothing contained in this Agreement or done pursuant to this Agreement shall constitute or be construed to constitute or to be evidence of an agreement or understanding, express or implied, on the part of the Corporation or an Affiliated Entity to retain the Participant in the Participant’s employment for any specific period of time or in any specific capacity or position.
19. NON-QUALIFIED STOCK OPTIONS
The Options granted to the Participant hereunder are non-qualified stock options for United States tax purposes.
20. NO REPRESENTATION AS TO PRICE
The Corporation makes no representation nor gives any warranty as to the price of the Shares and shall not be held liable for any fluctuation in the price of the Shares either before or after the exercise of any right conferred under this Agreement.
21. NON-ASSIGNABILITY
The Option and the rights conferred hereby are not assignable, negotiable or otherwise transferable by the Participant other than by will or the laws of descent and distribution. The Option is exercisable only during the Participant’s lifetime and only by the Participant, except in the event of the Participant’s death or incapacity, in which case the Option may be exercised or surrendered by the Participant’s duly appointed legal guardian or legal personal representative as provided herein.
22. SUBJECT TO PLAN
The provisions of this Agreement shall be interpreted so as to be expressly subject to the provisions of the Plan. The Participant acknowledges that the Committee or the Board has full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan in its sole discretion and that any such rules, regulations or determinations shall be final and binding on the parties to this Agreement.
23. AMENDMENT AND TERMINATION
Subject to Applicable Law and to Section 11 of the Plan, this Agreement and the Plan may be amended or terminated at any time by the Board in whole or in part.

24. TIME OF ESSENCE
Time shall be of the essence of this Agreement.
25. NOTICES
Any notice to be given by the Participant hereunder shall be sent to the Corporation at:
Cenovus Energy Inc.
421 — 7th Avenue SW
P.O. Box 766
Calgary, Alberta T2P 0M5
Fax: (403) 766-7666
Attention: Vice-President, Governance & Compliance, Organization & Workplace Development
and any notice from the Corporation to the Participant shall be sent to the Participant at the Participant’s office or residence address last known to the Corporation. Either party may change the address to which notice may be given by mailing the same, postage prepaid, or delivering the same to the Corporation or to the Participant, as the case may be, in accordance with the foregoing. Any such notice if delivered shall be deemed to have been given or made on the date on which it was delivered or if mailed shall be deemed to have been given or made on the third business day following the date on which it was mailed. In the event of a general postal disruption, notice shall be delivered.
The Participant hereby consents to the exchange of information and documents between the Participant and the Corporation electronically over the Internet or by e-mail (if to the Participant at the e-mail address most recently provided by the Participant to the Corporation) and it is hereby agreed and acknowledged that any such information and documents sent or received in electronic form shall be the equivalent of original written paper documents.
26. GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Alberta and the federal laws of Canada as applicable herein. In the event of a dispute, the Participant agrees to submit to the jurisdiction of the Alberta courts.
27. EXECUTION BY THE CORPORATION
This Agreement may be executed by application of the facsimile or authorized electronic signature of the Executive Vice President, Corporate Services of the Corporation (or his or her written designate) and such signature shall be as valid and effective as if such officer signed this Agreement in person.
28. ACCEPTANCE BY PARTICIPANT
The Participant shall confirm acceptance of the terms and conditions of this Agreement by electronically selecting and clicking on the button beside the words “I Accept” from the options provided below. By indicating such acceptance, the Participant agrees to be legally bound by the terms and conditions of this Agreement, and hereby agrees that such acceptance shall be as valid and effective as of the Date of Grant as if the Participant signed this Agreement in person on that date. In the event the Participant does not accept the terms and conditions of this Agreement because an error exists in the Option information provided at the outset of this Agreement, the Participant must electronically select and click on the button beside the words “I Do Not Accept” from the options provided below, in which case the parties shall take all steps necessary to correct any such error.

IN WITNESS WHEREOF this Agreement has been executed effective as of the Date of Grant.
CENOVUS ENERGY INC.
Hayward Walls
Executive Vice-President
Organization & Workplace Development

Schedule “A”
DEFINITIONS
In this Agreement, the following terms shall have the meanings respectively set forth below:
(a)	“Achieved Performance Criteria” means the Performance Criteria which have been satisfied, as and when determined by the Committee, in respect of any particular Performance Period, and which shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and its Affiliated Entities;

(b)	“Agreement” means this Option and Tandem Stock Appreciation Rights Agreement between the Corporation and the Participant;

(c)	“Anniversary Date” means, in respect of the Options, each anniversary of the Date of Grant;

(d)	“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and any rules of the Toronto Stock Exchange;

(e)	“Appreciated Value” means, in respect of each TSAR associated with an Option, an amount equal to the excess of the closing price of a Share on the Toronto Stock Exchange on the last Trading Day preceding the date of the surrender of the Option, over the Exercise Price;

(f)	“Bonus Options” has the meaning assigned by Section 4(c);

(g)	“Change in Control” means, for purposes of this Agreement, the date any of the following occurs:
(i)	any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any persons acting jointly or in concert with the foregoing, is, or becomes, the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 20% of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of the directors of the Corporation;

(ii)	the Corporation shall have disposed of: (A) all or substantially all of its assets, such that shareholder approval was required or should have been required to be obtained under the Canada Business Corporations Act, or (B) assets in any 12 month period representing 50% or more of the total assets of the Corporation, determined as of the date of the audited financial statements of the Corporation then most recently published;

(iii)	pursuant to a single election or appointment or a series of elections or appointments over any period from and after the date of this Agreement (A) those individuals who at the date of this Agreement constituted the Board, together with (B) any new or additional director or directors whose nomination for election by the Corporation’s shareholders, or whose appointment to the Board by the Board, has been approved by at least 75% of the votes cast by all of the directors then still in office, who either were directors at the date of this Agreement or whose appointment or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(iv)	the Board, by resolution duly adopted by the affirmative vote of a simple majority of the votes cast by the Board, determines that, for purposes of this Agreement, a Change in Control of the Corporation has occurred.

Securities beneficially owned or controlled or directed by an employee plan or related trust sponsored or maintained by the Corporation or any of its Affiliated Entities shall not be taken into account in determining whether the threshold percentage in Section (h)(i) is exceeded.
For the purposes of this Section (h):
(i)	the term “acting jointly or in concert” shall have the meaning ascribed to it in Section 159 of the Securities Act (Alberta), as amended; and

(ii)	the term “beneficial ownership” shall be interpreted in accordance with Section 158(4) of the Securities Act (Alberta) and “beneficial owner” shall have a corresponding meaning, except that for purposes of this Agreement, options and convertible securities granted by the Corporation to employees, officers or directors shall not be included in determining beneficial ownership or beneficial owner.
For greater certainty, and except as specifically provided in Sections (h)(ii) and (h)(iv), the sale, disposition or other divestiture of an Affiliated Entity, in whole or in part, shall not constitute a Change in Control for the purposes of this Agreement.
(h)	“Close of Business” means the close of trading on the Toronto Stock Exchange on any Trading Day;

(i)	“Committee” means the Human Resources and Compensation Committee of the Board, or such other committee of the board, as constituted from time to time, which may be designated by the Board to, inter alia, interpret, administer and implement the Plan and this Agreement, and any reference in this Agreement to action by the Committee means action by or under the authority of the Committee or, if no Committee has been designated, by the Board;

(j)	“Committee Meeting Date” means the date of the meeting of the Committee held to review matters related to the Options, including the determination of whether and the degree to which the Performance Criteria for a particular Performance Period have been satisfied and constitute “Achieved Performance Criteria”, which meeting shall occur at least once annually and by no later than June 1 of the year immediately following the relevant Performance Period;

(k)	“Corporation Policies” means, at a particular time, the policies and practices of the Corporation (or, if applicable, the Affiliated Entity which employs the Participant or which employed the Retired Participant), as published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and/or its Affiliated Entities;

(l)	“Date Employment Ceases” means:
(i)	in the case of voluntary termination of employment initiated by the Participant, the last date the Participant is, for the purposes of receiving his or her regular salary, on the payroll of the Corporation or an Affiliated Entity;

(ii)	in the case of involuntary termination of the Participant’s employment by the Corporation or an Affiliated Entity for cause (as determined by the Corporation or the Affiliated Entity, as applicable), the date written notification of dismissal from employment is delivered to the Participant;

(iii)	in the case of involuntary termination of the Participant’s employment by the Corporation or an Affiliated Entity other than for cause (as determined by the Corporation or the Affiliated Entity, as applicable), the date identified in the written notification of termination of employment delivered to the Participant as the “Termination Date” or “Departure Date” and, where both dates are so referred to, the earlier thereof, and, where such date is not identified in the written notification, the date written notification of dismissal from employment is delivered to the Participant;
(iv)	in the case where the Participant is employed by an Affiliated Entity and for any reason including, without limitation, by reason of sale, disposition or other divestiture thereof, in whole or in part, such employer ceases to be an Affiliated Entity of the Corporation, the effective date (in the case of a sale, disposition or other divestiture, the closing date of such transaction or series of transactions, as determined by the Corporation) upon which the Participant’s employer ceases to be an Affiliated Entity;
but, for greater certainty, shall not include any notice period which arises or may be deemed to arise upon the termination of employment of the Participant, and shall not include the date the Participant ceases to be an employee of the Corporation or an Affiliated Entity upon the Participant’s Retirement or death, or the date the Participant commences Short-Term Disability, Long-Term Disability, a Paid Leave of Absence, an Unpaid Leave of Absence, or Family Leave;

(m)	“Date of Grant” means the date upon which the Corporation grants the Options to the Participant, and as evidenced by this Agreement, which term is sometimes referenced as “Issue Date”;

(n)	“Date of Retirement” means the last day the Participant is, for the purposes of receiving his or her regular salary, on the payroll of the Corporation or an Affiliated Entity immediately prior to commencing Retirement;

(o)	“Exercise Price” means the price payable per Share on the exercise by the Participant of an Option determined on the basis of the Market Value per Share;

(p)	“Expiry Date” means the Close of Business on the fifth Anniversary Date. Should the Expiry Date fall on a date other than a Trading Day, the Expiry Date shall be the Close of Business on the last Trading Day prior to that date;

(q)	“Family Leave” means a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on family leave, and does not provide employment services to the Corporation or an Affiliated Entity;

(r)	“Long-Term Disability” means any period of time during which the Participant receives, or is determined to be entitled to receive, disability benefits under the Corporation’s or an Affiliated Entity’s long-term disability plans;

(s)	“Market Value” means the closing price for a board lot of Shares on the Toronto Stock Exchange on the last Trading Day immediately preceding the Date of Grant or, if at least one board lot of Shares did not trade on that day, the closing price for a board lot of Shares on the Toronto Stock Exchange on the immediately preceding Trading Day on which a board lot of Shares was traded;

(t)	“Maximum Performance Criteria” means the maximum Performance Criteria that has been determined by the Committee as being applicable to the Options granted under this Agreement, the achievement of which in a particular Performance Period shall entitle all of the Performance Options and Bonus Options granted to a Participant which are eligible to become Vested Options in respect of such Performance Period to become Vested Options, subject to the provisions of this Agreement, and which is set out in Schedule “B” hereto and shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and its Affiliated Entities;

(u)	“Median Performance Criteria” means that median Performance Criteria that has been determined by the Committee as being applicable to the Options granted under this Agreement, the achievement of which in a particular Performance Period shall entitle all of the Performance

Options granted to a Participant which are eligible to become Vested Options in respect of such Performance Period to become Vested Options, and the over-achievement of which shall entitle at least a portion of the Bonus Options granted to a Participant which are eligible to become Vested Options in respect of such Performance Period to become Vested Options, all subject to the provisions of this Agreement, and which is set out in Schedule “B” hereto and shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and its Affiliated Entities;

(v)	“Minimum Performance Criteria” means that minimum Performance Criteria that has been determined by the Committee as being applicable to the Options granted under this Agreement, the over-achievement of which in a particular Performance Period shall entitle at least a portion of the Performance Options granted to a Participant which are eligible to become Vested Options in respect of such Performance Period to become Vested Options, subject to the provisions of this Agreement, and which is set out in Schedule “B” hereto and shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and its Affiliated Entities;

(w)	“Paid Leave of Absence” means a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on a leave of absence and continues to receive his or her normal salary, but does not provide employment services to the Corporation or an Affiliated Entity;

(x)	“Performance Criteria” means, in respect of a Performance Option or a Bonus Option, that performance criteria that has been determined by the Committee as being applicable to the Options granted under this Agreement, and which is set out in Schedule “B” hereto and shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and its Affiliated Entities;

(y)	“Performance Options” has the meaning assigned by Section 4(b);

(z)	“Performance Period” means, in respect of a Performance Option or a Bonus Option, the period in which the Performance Criteria must be satisfied in order for such Option to become a Vested Option and, except as otherwise provided and subject to Section 12(a):
(i)	the “First Performance Period” shall be the period extending from January 1 to December 31 of the year in which the Date of Grant occurs;

(ii)	the “Second Performance Period” shall be the period extending from January 1 to December 31 of the year immediately following the year in which the Date of Grant occurs; and

(iii)	the “Third Performance Period” shall be the period extending from January 1 to December 31 of the second year immediately following the year in which the Date of Grant occurs;
(aa)	“Related Corporation” means a corporation that is related, within the meaning of the Income Tax Act (Canada), to the Corporation;

(bb)	“Retired Participant” means a Participant who ceases to be an employee of the Corporation or an Affiliated Entity by reason of his or her Retirement;

(cc)	“Retirement” means the early or normal retirement of the Participant from employment with the Corporation or an Affiliated Entity in accordance with the Corporation Policies;

(dd)	“Retirement Exercise Period” means the period of time extending from the date of the Participant’s Date of Retirement, as applicable, to the earlier of: (i) the date that is six months following the date of the Participant’s Date of Retirement, as applicable; and (ii) the Expiry Date. Should the Retirement Exercise Period terminate on a date other than a Trading Day, the Retirement Exercise Period shall terminate on the Close of Business on the last Trading Day prior to that date;
(ee)	“Return to Service Date” means the date, following an Unpaid Leave of Absence, that the Participant recommences the provision of employment services to the Corporation or an Affiliated Entity, in full or in part;

(ff)	“Share” means a common share in the capital of the Corporation as is traded on the Toronto Stock Exchange;

(gg)	“Short-Term Disability” means any period of time during which the Participant receives disability benefits under the Corporation’s or an Affiliated Entity’s short-term disability plans;

(hh)	“Take-over Bid” has the meaning assigned by Section 12(d)(ii);

(ii)	“Termination Exercise Period” means the period of time extending from the Date Employment Ceases to the earlier of: (i) the Close of Business on the 60th Trading Day after the Date Employment Ceases; and (ii) the Expiry Date;

(jj)	“Termination of Employment” means an event by which the Participant ceases to be an employee of the Corporation or an Affiliated Entity but, for greater certainty, shall not include an event whereby the Participant ceases to be an employee of the Corporation or an Affiliated Entity upon the Participant’s Retirement or death or where the Participant commences Short-Term Disability, Long-Term Disability, a Paid Leave of Absence, an Unpaid Leave of Absence, or Family Leave;

(kk)	“Time-Based Options” has the meaning assigned by Section 4(a);

(ll)	“Trading Day” means a day on which the Toronto Stock Exchange is open for trading;

(mm)	“TSAR” means a tandem stock appreciation right which is associated with an Option and which entitles the Participant to surrender a Vested Option in accordance with Section 5(d), subject to the terms and conditions hereof;

(nn)	“Unpaid Leave of Absence” means a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on a leave of absence and does not continue to receive his or her salary or provide employment services to the Corporation or an Affiliated Entity which, for the purposes of this Agreement, shall be deemed to commence on the “Date of Unpaid Leave of Absence”, being the first day of the Participant’s Unpaid Leave of Absence, as communicated in writing to the Participant by the Corporation or an Affiliated Entity in accordance with the Corporation Policies;

(oo)	“Vested Option” means an Option which has vested and can be exercised by the Participant to purchase a Share or, alternatively, can be surrendered by the Participant in accordance with Section 5 (d), subject to the terms and conditions hereof; and

(pp)	“Vesting Date” means the date on which an Option becomes a Vested Option.

Schedule “B”
The Options granted to the Participant hereunder will become Vested Options only upon satisfaction of the vesting conditions in Section 5 of the Agreement. For these purposes, the following shall apply to the terms specified in Section 5 of the Agreement:
[FOLLOWING IS TO BE DETERMINED]
Performance Criteria is the Corporation’s • during the applicable Performance Period.
Minimum Performance Criteria for each of the Performance Periods of 2010, 2011 and 2012 equals a • of •.
Median Performance Criteria for each of the Performance Periods of 2010, 2011 and 2012 equals a • of •.
Maximum Performance Criteria for each of the Performance Periods of 2010, 2011 and 2012 equals a • of •.